UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2011 (December 20, 2011)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

The information set forth in Item 7.01of this Current Report on Form 8-K under the heading “Determination of Estimated Per Share Value” is hereby incorporated by reference.

Item 7.01                                             Regulation FD Disclosure.

Determination of Estimated Per Share Value

On December 20, 2011, pursuant to Behringer Harvard Opportunity REIT I, Inc. (the “Company”) Amended and Restated Policy for Estimation of Common Stock Value (the “Estimated Valuation Policy”), our board of directors met and established an estimated per share value of the Company’s common stock as of December 20, 2011 of $4.12.  This estimate is being provided to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements.

Process and Methodology

Our board of directors’ objective in determining an estimated value per share was to arrive at an estimated value that it believes is reasonable using what the board of directors deems, after consultation with our advisor, Behringer Harvard Opportunity Advisors I, LLC (the “Advisor”), and an independent, third party real estate research, valuation and advisory firm engaged by the Company, to be appropriate valuation methodologies and assumptions under then current circumstances in accordance with the Estimated Valuation Policy.

In arriving at the estimated value per share, the Advisor utilized valuation methodologies that it believes are standard and acceptable in the real estate industry for the types of assets held by the Company.  Following the Advisor’s calculation of the estimated value per share, Robert A. Stanger & Co., Inc., an independent commercial real estate valuation firm (“Stanger”) reviewed the Advisor’s analysis and provided a preliminary report of its range of estimated property values.  Our board of directors met on December 12, 2011 and December 20, 2011 to review in detail and consider the valuation analyses prepared by the Advisor and Stanger.  At the December 12, 2011 meeting, our Advisor presented a report to the board of directors with an estimated per share value, and the board of directors conferred with the Advisor and a representative from Stanger regarding the methodologies and assumptions used.

Our board met again on December 20, 2011 to review the opinion from Stanger (dated December 19, 2011 and subject to the limitations described below) that an estimated per share value of $4.12 was reasonable and was prepared in accordance with appropriate methods for valuing real estate.  The board of directors considered all information provided in light of its own familiarity with our assets and unanimously approved an estimated value of $4.12 per share.

Stanger’s opinion was expressed from a financial point of view and was subject to various limitations.  Stanger relied on information provided by our Advisor without independent verification. Stanger did not perform appraisals, did not inspect the properties or review engineering or structural studies or environmental studies, and did not make independent local market inquiries.  Stanger relied on information from our Advisor regarding lease terms and the physical condition and capital expenditure requirements of each property.

The following is a summary of the valuation methodologies used for each type of asset:

Investments in Real Estate.  For purposes of calculating an estimated value per share, the Advisor estimated the value of our investments in real estate by using a variety of methods.  As an opportunity style fund with a variety of asset types, both our Advisor and Stanger utilized a number of different valuation methodologies.  In calculating values for all of our assets, our Advisor assumed that our assets were sold as of January 1, 2012.

For four of our consolidated properties that had recently been appraised by third party independent appraisers in connection with extending or refinancing maturing loans, we used the third party appraised value of the properties.  We also used the value obtained from an independent third party appraisal of our resort property under development obtained in connection with evaluating the investment for impairment to determine its estimated value.

For one consolidated property and an unconsolidated joint venture interest in a student housing project that were under contracts for sale, we used the contract sales prices of the properties.

For our office properties and a mixed use property for which we have not obtained recent appraisals, our Advisor estimated the value of our investments using a discounted cash flow analysis.  Our Advisor calculated the value of these investments using internally prepared cash flow estimates beginning with actual results for the nine months ended September 30, 2011 and giving effect to forecasted cash flows for the fourth quarter of 2011.  Our Advisor employed a range of terminal capitalization rates, discount rates, growth rates and other variables that fall within ranges our Advisor believes would be used by similar investors to value the properties we own.  The Advisor used assumptions in developing these estimates that were specific to each property (including holding periods) and that were determined based on a number of factors, including the market in which the property is located, the specific location of the property within the market, the quality of the property compared to its competitive set, the available space at the property and the market, tenant demand for space and investor demand and return requirements.  The exit capitalization rates ranged from 8.0% to 8.75%.

The Advisor calculated the value of our wholly owned multifamily investment, which we anticipate selling in 2012, through a direct capitalization of projected 2012 net operating income and based upon recent sales of comparable properties in the submarket.  The capitalization rate used was 5.0%.

The value of our investment in a portfolio of retail and industrial properties located in Central Europe was calculated through a direct capitalization of projected 2011 net operating income and based upon recent sales of comparable properties in the submarket.  Projected 2011 net operating income was calculated using internally prepared net operating income estimates beginning with actual results for the nine months ended September 30, 2011 and giving effect to forecasted net operating income for the fourth quarter of 2011.  The capitalization rate used was 8.5%.

The Advisor calculated the value of our leasehold interest in an office building located in London, England, which we anticipate selling in 2012, utilizing a direct capitalization of projected 2013 net revenue and based upon recent sales of comparable properties in the submarket. The capitalization rate used was 5.5% and the discount rate used was 15.0%.

Our Advisor calculated the value of our undeveloped land and industrial undeveloped land investments using sales information from comparable projects in the respective submarkets.  Sales schedules at estimated market prices were developed by our Advisor and discounted back to the current period using discount rates deemed appropriate for the anticipated use, ranging from 12.0% to15.0%.  One investment in undeveloped land included the valuation of mineral rights.

Our Advisor calculated the value of our Lodge & Spa at Cordillera investment using per unit sales information from similar style hotels and sales information from comparable multi-unit residential land in the Vail Valley.

Our Advisor calculated the value of our investment in a data center property in Silicon Valley based upon our initial investment in the joint venture.

While our Advisor believes an income approach using direct capitalization or discounted cash flow analysis and sales comparable analysis is standard in the real estate industry, the estimated values for our investments in real estate may or may not represent current market values or fair values determined in accordance with generally accepted accounting principles (“GAAP”).  Real estate is currently carried at its amortized cost basis in our financial statements, subject to any adjustments applicable under GAAP.

Other Assets and Liabilities. The Advisor calculated the value of our investment in a mezzanine loan in a multifamily project by determining the estimated value of the multifamily project through a direct capitalization of projected 2012 net operating income and based upon recent sales of comparable properties in the submarkets to determine the estimated value of the multifamily project and compared such value to the amount of the senior indebtedness and the outstanding balance of the mezzanine loan.  The capitalization rate used was 5.25%.

The carrying values of a majority of our other assets and liabilities are considered to be equal to fair value due to their short maturities.  Our valuation also includes the carrying values of our current assets and liabilities on a consolidated basis.

The estimated per share value does not reflect a liquidity discount for the fact that the shares are not traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s debt, or a discount for our corporate level overhead and other costs that may be incurred, including any costs of any sale of the Company’s assets.  Different parties using different assumptions and estimates could derive a different estimated value per share, and these differences could be significant.  The markets for real estate can fluctuate and values are expected to change in the future.

Allocation of Estimated Value

As of December 20, 2011, our estimated per share value was allocated amongst our asset types as follows:

Consolidated real estate properties	8.62	(1)(2)
Unconsolidated joint ventures	1.09	(2)
Mortgage debt	(4.46)
Line of credit	(0.85)
Other assets	(0.02)
Noncontrolling interests	(0.25)
Estimated net asset value per share	$4.12
Estimated enterprise value premium	—
Total estimated value per share	$4.12

(1)                                  The following are the key assumptions (shown on a weighted average basis) that are used in the discounted cash flow models to estimate the value of our office and mixed use real estate assets:

Exit capitalization rate	8.14%
Discount rate	9.9%
Annual market rent growth rate	3.0%
Average holding period	10 years

(2)                                  The following are key assumption (shown on a weighted average basis) that was used in the direct capitalization model in order to estimate the value of our wholly owned multifamily, foreign real estate assets and our mezzanine loan to a multifamily project:

Direct capitalization rate	7.6%

While we believe that our assumptions are reasonable, a change in these assumptions would impact the calculation of value of our real estate assets. For example, assuming all other factors remain unchanged, an increase of 25 basis points in the weighted average implied going in capitalization rate for properties valued using a direct capitalization analysis or discounted cash flow analysis (including properties appraised using such methods) would yield a decrease in the value of our real estate assets of 2.9%, while a decrease in the weighted average implied capitalization rate of 25 basis points would yield an increase in the value of our real estate assets of 3.1%.

Limitations of Estimated Value Per Share

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may prove later to be inaccurate or incomplete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our board’s estimated value per share.  The estimated per share value determined by our board of directors neither represents the fair value according to GAAP of our assets less liabilities, nor does it represent the amount our shares would trade at on a national securities exchange or the amount a shareholder would obtain if he tried to sell his shares or if we liquidated our assets.  Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•                  a stockholder would be able to resell his or her shares at this estimated value;

•                  a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•                  the Company’s shares would trade at the estimated value per share on a national securities exchange; or

•                  the methodologies used to estimate the Company’s value per share would be acceptable to FINRA or under ERISA for compliance with their respective reporting requirements.

For further information regarding the limitations of the estimated value per share, see the Estimated Valuation Policy filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009.  Although our Estimated Valuation Policy requires us to update our estimated per share value at least every 18 months, we intend to update our estimated per share value on an annual basis.

The estimated value of our shares was calculated as of a particular point in time.  The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets.  There is no assurance of the extent to which the current estimated valuation should be relied upon for any purpose after its effective date regardless that it may be published on any statement issued by the Company or otherwise.

The Company is diligently working to secure new leases with quality tenants to: increase net operating income and the ultimate value of our assets; complete, market, and sell development assets; execute on other value creation strategies; and minimize expenses when possible.

Forward Looking Statements

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Report.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include market and economic challenges, inability of tenants to continue paying their rent, availability of cash flow for distributions and capital expenditures, our level of debt, the availability of credit generally and any failure to refinance or extend our debt as it comes due, the need to invest additional equity in connection with debt refinancing, future increases in interest rates, our ability to raise capital, impairment charges, our ability to retain our executive officers and other key personnel of our advisor, property manager and their affiliates, changes in the level of financial assistance and support provided by our sponsor and its affiliates, unfavorable changes in law or regulations impacting our business or assets, and factors that could affect our ability to qualify as a real estate investment trust.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC on August 15, 2011, and our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: December 28, 2011	By:	/s/ Samuel A. Gillespie
Samuel A. Gillespie
Chief Operating Officer